CONSENT OF EXPERT

April 4, 2023

VIA EDGAR

United States Securities and Exchange Commission

Re: Taseko Mines Limited (the "Company")

Registration Statement on Form F-10

I, Richard Tremblay, P. Eng., MBA, Senior Vice President Operations of the Company, hereby consent to the use of my name in connection with reference to my involvement in the preparation of the following technical report (the "Technical Report"):

   NI 43-101 Technical Report Florence Copper Project, Pinal County, Arizona dated March 30, 2023 which has an effective date of March 15, 2023.

And to references to the Technical Report, or portions thereof, in the Registration Statement and to the inclusion and incorporation by reference of the information derived from the Technical Report related to me in the Registration Statement.  This consent extends to any amendments to the Registration Statement, including any post-effective amendments.

Yours truly,

/s/ Richard Tremblay

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Richard Tremblay, P.Eng., MBA